UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2025

Pioneer Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-38991	83-4274253
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

652 Albany Shaker Road, Albany, New York	12211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 730-3025

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	PBFS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)  On December 16, 2025, Pioneer Bancorp, Inc. (the “Company”) adopted the Pioneer Bancorp, Inc. Targeted Incentive Plan (the “Plan”) to assist the Company in its ability to motivate, attract and retain qualified executives.  The Plan provides eligible executives, including the named executive officers in the Company’s 2025 proxy statement, with the ability to earn incentive payments based upon the extent to which specified performance goals have been achieved or exceeded for a performance period.
Each performance period under the Plan begins on January 1st each year and ends on December 31st each year (a “Plan Year”) unless otherwise terminated or modified by the Company.
The Chief Executive Officer of the Company and other executive officers designated by the Compensation Committee (the “Committee”) are eligible to participate in the Plan.  Each participant will have an annual incentive target as established by the Committee, calculated as a percentage of base salary and wages payable by the Company prior to pre-tax deductions for contributions to qualified plans and excluding any bonuses, incentives and overtime pay.  Performance measures may be financial or non-financial and may include both Company and individual performance goals.
The Plan uses a “scorecard” structure consisting of financial, operational and non-financial metrics as determined by the Committee from year to year, each of which metric may be weighted as determined by the Committee.  The annual balanced scorecard and potential payouts are to be established by the Committee no later than the first ninety (90) days of the applicable Plan Year.  Each performance goal will be assigned three performance levels, threshold, target and maximum.  The threshold and maximum performance metrics will be a percentage and multiple of the target, respectively.  In no event can a participant earn more than the maximum (150% of target) and amounts below threshold will not receive an award.
    Awards will be paid in cash no later than March 15th following the end of the Plan year, which is December 31st of each year.  If the participant voluntarily or involuntarily terminates employment prior to the date that the payment of the award is made for a Plan Year, no payment will be due to the participant for that Plan Year.  However, if a participant’s termination is due to death, disability or retirement, the participant, or the participant’s beneficiary, will be paid a pro-rated award.  All awards made under the Plan are subject to the terms of the Company’s clawback policy with respect to incentive compensation or similar policy as such may be in effect from time to time or as required by law.
The foregoing description of the Targeted Incentive Plan is qualified in its entirety by reference to the copy of the Plan that is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Pioneer Bancorp, Inc. Targeted Incentive Plan.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PIONEER BANCORP, INC.
DATE: December 22, 2025	By:	/s/ Patrick J. Hughes
Patrick J. Hughes
Executive Vice President and Chief Financial Officer